Exhibit 10.41

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

LICENSE AGREEMENT

UNIVERSITY OF TENNESSEE RESEARCH FOUNDATION

and

GTx, INC.

This License Agreement (“Agreement”) is made and entered into this 1st day of March, 2015 (“Effective Date”) by and between the UNIVERSITY OF TENNESSEE RESEARCH FOUNDATION, having an office at 910 Madison Avenue, Suite 827 Memphis, Tennessee 38163 (“UTRF”), and GTx, INC., a company organized and existing under the laws of the State of Delaware having its principal place of business at 175 Toyota Plaza, 7th floor, Memphis, Tennessee 38103 (“LICENSEE”).

RECITALS:

WHEREAS, UT (defined below) has submitted the Invention Disclosure (defined below) to UTRF for administration;

WHEREAS, LICENSEE desires to utilize and commercialize the Licensed Patents (defined below) and is willing to expend its reasonable efforts and resources to do so if it can obtain a license to use the Licensed Patents under the terms and conditions set forth herein; and

WHEREAS, UTRF desires to transfer the Licensed Patents for the ultimate benefit of the public and believes that such transfer will be facilitated by the grant of a license to LICENSEE under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the recitals, covenants, conditions, and undertakings contained herein, the parties hereto agree as follows:

ARTICLE 1. DEFINITIONS

When used in this Agreement, the following terms shall have the meanings set out below. The singular shall be interpreted as including the plural and vice versa, unless the context clearly indicates otherwise.

1.1                               “Active Ingredient” means the material(s) in a pharmaceutical product which provide its pharmacological activity (excluding formulation components such as coatings, stabilizers or controlled release technologies).

1.2                               “Affiliate” means any corporation, partnership, or other entity that at any time during the Term of this Agreement, directly or indirectly controls or is controlled by or is under common control with a party to this Agreement, but only for so long as the relationship exists. A corporation or other entity shall no longer be an Affiliate when through loss, divestment, dilution or other reduction of ownership, the requisite control no longer exists.

1.3                               “Combination Product” means either (i) any pharmaceutical product that consists of a SARD and at least one other Active Ingredient that is not a SARD, or (ii) any combination of a SARD and another pharmaceutical product that contains at least one other Active Ingredient that is not a SARD where such products are not formulated together but are sold together as a single product and invoiced as one product.

1.4                               “Control” or “Controls” or “Controlled” means: in the case of a corporation, ownership or control, directly or indirectly, of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors; or (ii) in the case of an entity other than a corporation, ownership or control, directly or indirectly, of more than fifty percent (50%) of the assets of such entity.

1.5                               “Dispute” means any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement, including any dispute relating to patent validity or infringement.

1.6                               “LICENSEE” shall mean GTx Inc. and its Affiliate(s) unless such Affiliates are clearly excluded from the referencing provision(s) at issue, provided that in no instance shall LICENSEE be relieved of any duty or obligation hereunder by the inclusion of its Affiliates in the definition of “LICENSEE”.

1.7                               “Invention Disclosure” means the UTRF file number [***], titled “[***]” submitted to UTRF on [***] by [***].

1.8                               “License Year” shall mean a 12-month period beginning on March 1st of a given year and ending on February 28th of the following year (unless such year is a leap year, in which case ending on February 29th).

1.9                               “Licensed Patents” means, to the extent now or hereinafter owned (solely or partially) or controlled by UTRF and which are described as follows:

(a)                                 Any United States and foreign patents and/or patent applications and/or provisional patents listed in Appendix A;

(b)                                 Any divisionals and continuations of any United States or foreign patent applications listed in Appendix A;

(c)                                  Any United States and foreign patents issued from any applications described in (a) or (b) above;

(d)                                 Any claims of United States and foreign patent applications (including, without limitation, continuations-in-part of patent applications or patents described in (a) or (b) above), and of the resulting patents (i) that are directed to subject matter claimed in the patents or patent applications described in (a), (b), or (c) above or (ii) that are directed to subject matter described in the Invention Disclosure, and;

(e)                                  Any reissue or extension of any United States patent described in (a), (b), (c), or (d) above or any patent resulting from equivalent foreign procedures with respect to any foreign patent described in (a), (b), (c), or (d) above.

1.10                        “Licensed Product” means any product, method, procedure or service, or process thereof, whose manufacture, use, sale, lease, or import is covered by a Valid Claim of the Licensed Patents in the country in which such product, method, procedure, service, process, or part thereof is manufactured, used, sold, leased, or imported.

1.11                        “Major Countries” means United States, Canada, Mexico, Germany, United Kingdom, Russia, Japan, and China.

1.12                        “Net Sales” means:

(a)                                 The gross receipts received by LICENSEE or any Sublicensees from the use, sale, lease, or other transfer or disposition (including, without limitation, the performance of services utilizing the Licensed Patents) to or for third parties (hereinafter “Sale”) of a Licensed Product (hereinafter “Gross Receipts”) less the following deductions, provided they actually pertain to the Sale of Licensed Product and are separately invoiced:

i.                                          refunds, credits and/or discounts actually given in connection with the Sale in amounts customary in the trade for quantity purchases, cash payments, and prompt payments;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ii.                                       refunds, credits and/or discounts actually given for Licensed Products that are rejected, returned, or destroyed by customers, but only if such refunds, credits and/or discounts constitute a return of amounts already included in Gross Receipts;

iii.                                    sales, tariff duties and/or use taxes directly imposed and with reference to a particular Sale (but not including income taxes), to the extent included in Gross Receipts;

iv.                                   outbound transportation expenses (including insurance relating thereto) directly related to the Sale, to the extent included in Gross Receipts;

v.                                      the cost of export licenses, import duties, value added tax, and prepaid freight directly related to the Sale, to the extent included in Gross Receipts;

vi.                                   sales commissions paid by Licensee to individuals who are not employees of Licensee, a Sublicensee, or their respective Affiliates, to the extent such commissions are directly related to a particular Sale;

vii.                                out-of-pocket service fees consistent with normal industry practice paid to distributors or wholesalers of drug product in payment for distribution of Licensed Product, provided that (a) such distributors and wholesalers are not Affiliates of Licensee; (b) if any such distributor or wholesaler is an Affiliate of a Sublicensee, such fees are no more than that which such distributor/wholesaler actually and contemporaneously charges unaffiliated third party pharmaceutical companies for the same or similar service; (c) such fees may not be deducted more than once; (d) if a Sublicense shall be in effect, the fees paid by a Sublicensee may be deducted from Net Sales under this Agreement only if such fees are deducted from the equivalent of Net Sales under the relevant Sublicense agreement for purposes of calculating the royalty owed to Licensee; and

viii.                             retroactive price reductions, chargeback payments and rebates actually granted in connection with a particular Sale to managed health care organizations or to federal, state and local governments, their agencies, purchasers, and reimbursers, but only if such reductions, chargeback payments, and rebates constitute a return of amounts already included in or calculated as part of Gross Receipts;

(b)                                 For purposes of the calculation of Net Sales:

i.                                          no deductions shall be made for any other costs or expenses, including commissions paid to individuals who are employees of LICENSEE, a Sublicensee, or their respective Affiliates;

ii.                                       Net Sales shall not include the gross amounts from the Sale of any Licensed Products to any Sublicensee unless such Sublicensee is an end-user of such Licensed Products (i.e., Sublicensee’s purchase of Licensed Products is not for the purpose of resale). If such Sublicensee is an end-user, such consideration shall be included in Net Sales at the greater of the actual selling price or the average selling price charged to a third party. Net Sales also shall not include Sales of Licensed Product for use in conducting clinical trials of a Licensed Product candidate in a country.

iii.                                    Net Sales shall be determined in a consistent manner for all products sold by or on behalf of Licensee and its Sublicensees and in accordance with applicable U.S. generally accepted accounting principles for Licensee and any U.S. based Sublicensee.

(c)                                  Combination Product: In the event one or more Licensed Products are sold as part of a Combination Product in a particular country, the Net Sales of such Licensed Product(s), for the purposes of determining payments based on Net Sales, shall be determined by multiplying the Net

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Sales of the Combination Product in such country, during the applicable Net Sales reporting period, by the fraction, A/(A+B), where:

A is the average sale price of the Licensed Product(s) by LICENSEE or Sublicensees when sold separately in finished form in such country and B is the average sale price by LICENSEE or Sublicensees, or, if they have no such right of sale, by a Third Party of the other product(s) included in the Combination Product when sold separately in finished form in such country, in each case during the applicable Net Sales reporting period.

In the event one or more Licensed Products are sold as part of a Combination Product and are sold separately in finished form in such country, but the other product(s) included in the Combination Product are not sold separately in finished form in such country, the Net Sales of the Licensed Product, for the purposes of determining payments based on Net Sales, shall be determined by multiplying the Net Sales of the Combination Product in such country by the fraction C/D where:

C is the average sale price, in such country, of the Licensed Product( s) contained in such Combination Product when sold separately and D is the average sale price, in such country, for the Combination Product, in each case during the applicable Net Sales reporting period. Under no circumstances can C/D exceed one hundred percent (100%).

In the event that one or more of the Licensed Product(s) are not sold separately in finished form in the country, but all of the other product(s) included in the Combination Product in such country are sold separately, the Net Sales of the Licensed Product, for the purposes of determining payments based on Net Sales, shall be determined by multiplying the Net Sales of the Combination Product in such country by the fraction (D-E)/D, where:

D is the average sale price, in such country, of the Combination Product, and E is the average sale price of the other product(s) included in the Combination Product in finished form in such country, in each case during the applicable Net Sales reporting period.

In the event that the Net Sales of the Licensed Product(s) when included in a Combination Product cannot be determined using the methods above, Net Sales for the purposes of determining payments based on Net Sales shall be calculated by multiplying the Net Sales of the Combination Product by the fraction of F/(F+G) where:

F is the fair market value of the Licensed Product(s) and G is the fair market value of all other pharmaceutical product(s) included in the Combination Product, as reasonably determined in good faith by the Parties.

1.13                        “Patent Expenses” means all fees, costs and expenses (including, without limitation, the professional fees of US and foreign patent counsel) relating to the filing, prosecution and maintenance of the Licensed Patents. For purposes of clarification, included Patent Expenses are any and all fees, costs, and expenses incurred before or after issuance of the Licensed Patents, including, without limitation, fees, costs, and expenses incurred in association with any reissue or reexamination of a Licensed Patent, any interference or opposition proceeding involving one or more Licensed Patents, or any extension or request for extension of the term of one or more Licensed Patents.

1.14                        “Patented Product” shall mean any product whose manufacture, use, sale or import is covered in whole or in part by a Valid Claim of the Licensed Patents in the country of manufacture, use, sale or import.

1.15                        “Regulatory Approval” shall mean any approvals granted by a governmental authority in a particular regulatory jurisdiction (with the exception of conditional approvals) that are necessary for the commercial manufacture, use, storage, importation, export, transport or sale of Licensed Products in that regulatory jurisdiction.

1.16                        “SARD” or “SARDS” shall mean selective androgen receptor degrader(s) whose primary pharmacologic effect at any dose observed in vivo is the degradation of the androgen receptor.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.17                        “Sublicense” means a direct grant of right, license, or option to the Licensed Patents from LICENSEE to a third party and any further grant at any tier.

1.18                        “Sublicense Revenue” means all payments received by LICENSEE pursuant to each Sublicense, including, without limitation, up-front fees, milestone payments, and license maintenance fees. Notwithstanding the foregoing, the following shall not be considered Sublicense Revenue:

(a)                                 Running royalties received by LICENSEE that are calculated as a percentage of Sublicensee’s Net Sales;

(b)                                 Payments received by LICENSEE as reimbursement for actual, otherwise unreimbursed, out-of-pocket research and development expenses incurred after the date of the Sublicense;

(c)                                  Payments made to Third Parties by a Sublicensee on LICENCEE’S behalf for conducting clinical trials, filing new drug applications, commercially launching a product and/or marketing and selling a product, since these are not payments received by LICENSEE from a Sublicensee;

(d)                                 consideration paid to Licensee in exchange for securities of Licensee up to the fair market value of such securities; and

(e)                                  In the event the Sublicensee of Licensed Product is granted in conjunction with a license of distinct technology of Licensee that is not Licensed Product covered by the Licensed Patents (“Other Technology”), amounts allocable to such Other Technology as reasonably established by Licensee and the Sublicensee and set out in the Sublicense agreement. If no allocation to Other Technology exists in the Sublicense, UTRF and LICENSEE agree to good faith negotiations to determine the excluded amounts. In the event that, after [***] of good faith negotiations, no agreement exists on the amount to be excluded from Sublicense Revenue, the Parties agree that an independent arbitrator shall make the determination of allocation, which shall be final and unappealable.

1.19                        “Sublicensee” means any recipient of a Sublicense.

1.20                        “Territory” means worldwide.

1.21                        “Third Party” shall mean any person, party or entity other than LICENSEE, its Affiliates, UTRF, or UT.

1.22                        “UT” means The University of Tennessee, an educational agency of the State of Tennessee.

1.23                        “UT Contributor” Duane Miller, Ramesh Narayanan, Dong-Jin Hwang, Thamarai Ponnusamy, and any other UT employee who contributes to the development of the Licensed Patents while under the supervision of Duane Miller or Ramesh Narayanan, either before or after the Effective Date.

1.24                        “Valid Claim” means (a) a claim of an issued patent which (i) has not expired and which has not been held revoked, invalid or unenforceable by decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed with the time allowed for appeal having expired, and (ii) which has not been admitted to be invalid through reissue or disclaimer or otherwise; or (b) a claim of a pending patent application.

ARTICLE 2. GRANT

2.1                               Grant of License: During the Term hereof, and subject to the terms and conditions of this Agreement, UTRF hereby grants to LICENSEE an exclusive, worldwide right and license, with the right to grant Sublicenses, to practice under the Licensed Patents for the purpose of developing, making, having made, using, marketing, selling, having sold, importing, distributing, and offering for sale Licensed Product(s) (collectively, the “License”). Subject to the remaining provisions of this Agreement, the Parties hereby agree that the term “exclusive” means that, UTRF shall not grant any license to a Third Party or take any action inconsistent with the rights in the Licensed Patents granted to LICENSEE under this Agreement.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.2                               Limitations on the Rights Granted:

(a)                                 Federal Government Rights: To the extent that any invention included within the Licensed Patents has been or is in the future funded in whole or in part by the United States government, the United States government retains certain rights in such inventions as set forth in 35 U.S.C. §§200-212 and all regulations promulgated thereunder, as amended, and any successor statutes and regulations (“Federal Policy”). As a condition of the License granted hereby, LICENSEE acknowledges and shall comply with all aspects of Federal Policy applicable to the Licensed Patents, including the obligation that Licensed Products used or sold in the United States be manufactured substantially in the United States. Nothing contained in this Agreement obligates UTRF to take any action that would conflict in any respect with its or the University’s past, current or future obligations to the United States government under the Federal Policy.

(b)                                 Reserved Rights: The License is expressly made subject to UTRF’s and the University’s reserved right to practice under the Licensed Patents for its own non-commercial educational, academic research and teaching purposes and to grant such rights to other academic or non-profit institutions for non-commercial purposes.

(c)                                  Third Party Rights: The exclusive rights granted in Article 2.1(a) are expressly made subject to any rights in a Licensed Patent held by a third party resulting from co-inventorship by an individual whose contribution to a Licensed Patent is not made in the course of employment by UT; provided that for purposes of entering into this Agreement, UTRF is not aware of any co-inventor who is not currently an employee of UT.

(d)                                 Limitation on Assistance: UTRF shall have no obligation to provide LICENSEE with technical assistance in the exercise of the License. In the event LICENSEE requires technical assistance with respect to the activities conducted by LICENSEE pursuant to this Agreement, obtaining such technical assistance (whether from the UT Contributors or otherwise) shall be LICENSEE’s responsibility and at LICENSEE’s expense.

2.3                               Applicability: Nothing in this Agreement shall be construed to confer any rights upon LICENSEE by implication, estoppel, or otherwise as to any patent rights other than the Licensed Patents, regardless of whether such other rights shall be dominant or subordinate to any Licensed Patents.

ARTICLE 3. SUBLICENSES

3.1                               Rights and Requirements: LICENSEE shall have the right to sublicense the rights granted to LICENSEE under this Agreement and to permit further sublicensing by Sublicensees through multiple tiers with respect to the Licensed Patents, provided that:

(a)                                 The Sublicensee shall agree in writing to be bound, to the extent practicable, by all the provisions of this Agreement in the same manner as LICENSEE is bound;

(b)                                 LICENSEE shall remain liable to UTRF for the full and timely performance of this Agreement by any Sublicensee. No Sublicense shall relieve LICENSEE of any of its obligations under this Agreement.

(c)                                  This Agreement is in effect and LICENSEE is not in breach of its obligations under this Agreement;

(d)                                 All Sublicenses granted by LICENSEE under this Agreement shall conform to this Agreement in the following respects:

i.                                         LICENSEE shall not grant any rights to a third party that are inconsistent with LICENSEE’s rights and obligations under this Agreement;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ii.                                     Any Sublicense granted by LICENSEE shall include substantially the same definitions and provisions on royalties, due diligence, confidentiality, publicity, reporting, audit requirements, indemnification, insurance, warranties, patent notices, and use of names as are agreed to in this Agreement;

iii.                                 Any act or omission of a Sublicensee which would constitute a breach of this Agreement if it were the act or omission of LICENSEE shall be deemed to be an Event of Default of this Agreement by LICENSEE, subject to the same cure provisions in favor of LICENSEE as are otherwise provided herein for breach by LICENSEE (provided that if the Sublicense agreement shall provide to Sublicensee a reasonably longer cure period, that cure period shall control for purposes hereof). Sublicenses shall include such other provisions as are needed to enable LICENSEE to comply with this Agreement.

(e)                                  LICENSEE shall provide UTRF with a copy of each executed Sublicense Agreement within [***] of its execution.

3.2                               Special Termination Rules: Upon termination of this Agreement, each Sublicense shall be governed by Article 14 of this Agreement.

3.3                               Failure to Conform to this Article: LICENSEE’s failure to conform any Sublicense to this Article will have the following effects:

(a)                                 The non-conforming Sublicense will be voidable at UTRF’s sole discretion provided that UTRF has provided written notice to LICENSEE and within [***] of such notice from UTRF, LICENSEE fails to cure such non-conformance of the Sublicense; and

(b)                                 Said failure will constitute a material breach of this Agreement subject to the termination provisions of Article 14 of this Agreement.

ARTICLE 4. DILIGENCE

4.1                               Diligence: LICENSEE shall proceed diligently to acquire funding, staff, equipment, and facilities sufficient to develop and commercialize the Licensed Patents. Further, LICENSEE shall, throughout the Term of this Agreement, conduct, organize or manage a diligent program of research utilizing the Licensed Patents and shall employ active, diligent efforts to achieve commercial utilization of one or more Licensed Products.

4.2                               Milestones: In particular, LICENSEE shall meet the following milestones (“Diligence Milestones”):

(a)                                 1st Diligence Milestone: Within [***] of the Effective Date, LICENSEE shall [***].

(b)                                 2nd Diligence Milestone: Subject to [***] Licensee will [***] within [***] of the Effective Date of this Agreement.

(c)                                  3rd Diligence Milestone: On or before the [***] anniversary of the Effective Date, LICENSEE shall [***], or [***], or Licensee shall [***] within the later of (i) the time period required hereby or (ii) [***] from the date of the Sublicense agreement.

4.3                               Notification:  LICENSEE will notify UTRF in writing of the achievement of each Diligence Milestone within [***] thereafter, including sufficient information for UTRF to determine whether such Diligence Milestone has been reasonably accomplished.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 5. ROYALTIES AND OTHER PAYMENTS

5.1                               Fees and Royalties: For the rights, privileges and license granted hereunder, LICENSEE shall pay to UTRF the following fees and royalties in the manner hereinafter provided until this Agreement expires or is terminated.

(a)                                 License Issue Fee: Within [***]of the Effective Date, LICENSEE shall pay to UTRF, in addition to all other amounts payable hereunder, the non-refundable sum of [***] (“License Issue Fee”).

(b)                                 Annual Maintenance Fee: LICENSEE shall pay UTRF, in addition to all other amounts payable hereunder, a non-refundable license maintenance fee in the amount of [***] on each anniversary date of the Effective Date, commencing [***], for the earlier of (i) [***] from the Effective Date or (ii) the [***], at which time LICENSEE shall pay UTRF, in addition to all other amounts payable hereunder, a non-refundable license maintenance fee in the amount of [***] on the anniversary date of the Effective Date and for [***] during the Term of this Agreement (“Annual Maintenance Fee”). The Annual Maintenance Fees due on [***] and for the next [***] thereafter shall be waived in the event that [***], and if [***] or [***], then Licensee (or Sublicensee, as the case may be) will pay to UTRF the required Annual Maintenance Fee.

(c)                                  Running Royalties: In addition to all other amounts payable hereunder, LICENSEE shall pay to UTRF an amount equal to [***] of Net Sales of any Licensed Product covered by a Valid Claim of a Licensed Patent. Payment of Running Royalties shall be made on [***], for the calendar [***], within [***] of the end of each such [***] period on Net Sales occurring during the immediately preceding calendar [***]. For example, payment of Running Royalties will be due within [***] on Net Sales occurring during the [***] period of [***]. Notwithstanding the foregoing, LICENSEE shall owe no Running Royalties on any Sale that does not take place during the Term of this Agreement. For purposes of determining whether a Sale takes place during the Term of this Agreement, a Sale shall be deemed to occur upon the earlier of the shipment of a Licensed Product or invoicing.

(d)                                 Sublicense Royalties: In addition to all other amounts payable hereunder, LICENSEE shall pay to UTRF the following percentages of all Sublicense Revenues received from a Sublicensee pursuant to a sublicense agreement:

(i)                                     Prior to [***], [***] of Sublicense Revenues;

(ii)                                  Following [***],  but prior to [***], [***] of Sublicense Revenues; and

(iii)                               Following [***], [***] of Sublicense Revenues.

Payment of Sublicense Royalties shall be made on a [***] basis for the [***] commencing in [***], within [***] of the end of each such [***] period.

(e)                                  Patent Expenses: LICENSEE shall be responsible for all Patent Expenses incurred after the Effective Date.

5.2                               Maximum Royalties: In the event that any royalties payable under this Agreement are higher than the maximum royalties permitted by the law or regulations of a particular country:

(a)                                 The Running Royalties payable for Net Sales in such country shall be equal to the maximum permitted royalty under such law or regulations;

(b)                                 Notice documenting that Running Royalties payable under this Agreement are higher than a country’s maximum royalties shall be provided to UTRF;

(c)                                  An authorized representative of LICENSEE shall notify UTRF, in writing, within [***] of discovering that such Running Royalties are approaching or have reached the maximum amount; and

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)                                 LICENSEE shall provide UTRF with written documentation regarding the laws or regulations establishing any such maximum.

5.3                               Effect of Taxes on Royalties: In the event that any taxes are levied by any foreign taxing authority on Running Royalties payable by LICENSEE under this Agreement, and LICENSEE determines in good faith that it must pay such taxes:

(a)                                 LICENSEE shall have the right to pay such taxes levied on Running Royalties to the local tax authorities on behalf of UTRF;

(b)                                 LICENSEE shall pay the net amount of Running Royalties due after reduction by the amount of such taxes that are actually owed and paid;

(c)                                  LICENSEE shall provide UTRF with appropriate documentation and receipts supporting such payment; and

(d)                                 LICENSEE shall inform UTRF in writing within [***] of being notified that taxes will or have been levied by a taxing authority on Running Royalties.

5.4                               Multiple Licenses. In the event that a Running Royalty is payable to UTRF on the same Net Sales revenue or a Sublicense Royalty is payable to UTRF on the same Sublicense Revenue under this Section 5 and under one or more other UTRF/Licensee license agreements, Licensee shall only be required to pay UTRF such royalty under one such license agreement, subject to the provisions of Section 6.2 and provided that if the amount due varies from one such license agreement to another, Licensee shall pay the highest amount.

5.5                               Late Payments: In the event any payments are not received by UTRF when due, LICENSEE shall pay to UTRF interest on the overdue balance at the lesser of [***] or the maximum rate of interest allowed by law. LICENSEE shall also pay all reasonable collection costs at any time incurred by UTRF in obtaining payment of amounts past due, including reasonable attorney fees. The payment of such interest shall not foreclose UTRF from exercising any other rights it may have as a consequence of the lateness of any payment.

5.6                               Payment Shortage: If an examination of records provided under Article 6 of this Agreement reveals a payment shortage of greater than [***] of the total amount due under any one royalty payment, LICENSEE shall promptly reimburse UTRF for the reasonable cost of examination, the shortage in payment, and the interest accrued on the shortage under Article 5.5 of this Agreement. Each event of payment shortage of greater than [***] shall be considered a failure to make a payment under Articles 14.

5.7                               Manner of Payments: All payments shall be paid in United States dollars in Knoxville, Tennessee, or at such other place as UTRF may reasonably designate consistent with the laws and regulations controlling in the United States or any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate listed in the Wall Street Journal for major New York banks on the last business day of the calendar quarter to which such royalty payments relate. If the transfer of moneys owed to UTRF or the conversion into United States Dollar equivalents in any such instance is not lawful or possible, the payment of such part of the royalties as is necessary shall be made by the deposit thereof, in the currency of the country where the sales were made on which the royalty was based, to the credit and account of UTRF or its nominee in any commercial bank or trust company of its choice located in that country, prompt notice of which shall be given by LICENSEE to UTRF.

5.8                               Event of Default: LICENSEE’s failure to make any payment at the time, in the manner, and in the amount that is required by Article 5 of this Agreement, shall constitute an event of default and UTRF shall have the option to terminate this Agreement in accordance with the terms and provisions of Article 14 of this Agreement.

5.9                               Effect of Receipt or Acceptance: Receipt or acceptance by UTRF of any payment or report under this Agreement shall not prevent UTRF from subsequently challenging the validity or accuracy of such payment or report.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 6. REPORTS AND RECORDS

6.1                               Books of Account: LICENSEE shall keep, and shall require each Sublicensee to keep, full, true and accurate books of account containing all particulars necessary to determine and show the amounts payable to UTRF hereunder. LICENSEE shall keep all books of account at its principal place of business or, upon written notice to UTRF, the principal place of business of its appropriate division to which this Agreement relates and shall require the same of each Sublicensee. LICENSEE shall ensure that its books are open at all reasonable time for [***] following the end of the calendar year to which they pertain, to the inspection by UTRF or its agents, upon reasonable notice and no more than [***] in any [***], for the purpose of verifying compliance with this Agreement, and LICENSEE shall require the same of each Sublicensee.

6.2                               Delivery of Reports: LICENSEE shall deliver to UTRF true and accurate reports, giving such particulars of the business conducted by LICENSEE and its Sublicensees under this Agreement as shall be pertinent to a royalty accounting under this Agreement. These reports shall be deemed LICENSEE’s Confidential Information:

(a)                                 Before the first commercial use or sale of a Licensed Product or the granting of the first Sublicense under this Agreement (whichever occurs first), [***]; and

(b)                                 After the first commercial use or sale of Licensed Product or the granting of the first Sublicense under this Agreement, [***] after the end of [***].

6.3                               Content of Reports: Reports shall include at least the following on a Licensed Product-by-Licensed Product, country-by-country, and Sublicense-by-Sublicense basis:

(a)                                 A summary of LICENSEE’s activities during such quarter to develop and commercialize Licensed Products;

(b)                                 The number/amount of Licensed Products, used, leased, sold, and imported by and/or for LICENSEE and each Sublicensee;

(c)                                  Total amounts invoiced and total amounts received for Licensed Products used, leased, and sold by and/or for LICENSEE and all Sublicensees;

(d)                                 Accounting for Net Sales of LICENSEE and each Sublicensee;

(e)                                  A copy of each royalty statement or report submitted to LICENSEE by a Sublicensee, provided that such statement or report has not previously been provided by LICENSEE to UTRF;

(f)                                   Total amount due under this Agreement (including, without limitation, the manner in which all royalties were calculated and a breakdown for each type of royalties listed in Article 5 and their respective amounts payable);

(g)                                 The current status of any regulatory activities pertaining to Licensed Products;

(h)                                 The name, address, and phone number of each Sublicensee and the Licensed Patents licensed to each Sublicensee as of the last date of the reporting period; and

(i)                                    Upon reasonable request by UTRF, any other information that is necessary for the purpose of showing the amounts payable to UTRF hereunder and/or the compliance by LICENSEE with the diligence provisions of Article 4.1 and/or the achievement of Diligence Milestones under Article 4.2.

(j)                                    If no payment shall be due, LICENSEE shall so report.

6.4                               Responsibility for Accuracy: LICENSEE shall be responsible for the completeness and accuracy of its own records and reports, and for the accuracy of the reports submitted by each Sublicensee.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 7. PATENT PROSECUTION

7.1                               Rights and Duties:

(a)                                 During the Term, LICENSEE will be responsible for preparing, applying for, seeking issuance of, and maintaining patent applications and issued patents included in Licensed Patents, and for prosecuting or defending interferences, oppositions, and reexaminations declared with regard to patent applications and issued patents included in Licensed Patents, all for UTRF’s and Licensee’s benefit.

(b)                                 In the event that LICENSEE elects not to file, prosecute or maintain any Licensed Patent in a Major Country within the Territory, LICENSEE shall so notify UTRF of such decision no later than [***] before any applicable statutory bar date or response date, as the case may be, to permit UTRF (at its own expense) to prosecute and/or maintain the patent application(s) and/or patent(s) that were the subject of such notice.

7.2                               Ownership: All patent applications and issued patents prosecuted or maintained by or on behalf of LICENSEE under Article 7.1 shall be owned by UTRF.

7.3                               Patent Numbering: LICENSEE and all its Sublicensees shall mark all products covered by Licensed Patents with patent numbers in accordance with the statutory requirements in the country(ies) of manufacture, use, and sale, and pending the issue of any patents, LICENSEE and its Sublicensees shall stamp the products, “Patent Applied For,” or the foreign equivalent as appropriate.

7.4                               Exclusion of Certain Foreign Patents: Licensee agrees that it seek patent coverage for the appropriate Licensed Patents in the United States and other Major Countries where it is commercially reasonable to do so. However, UTRF agrees that there may be some foreign jurisdictions where LICENSEE determines that it will not incur expenses for foreign Licensed Patents considered unnecessary to its business objectives.

ARTICLE 8. INFRINGEMENT

8.1                               Enforcement: If either LICENSEE or UTRF becomes aware of any infringement of the Licensed Patents by a third party, the party having the knowledge will give the other party prompt written notice.

(a)                                 LICENSEE shall have the first right during the Term, at its sole cost and expense, to commence any action that LICENSEE deems appropriate, including notifying the infringer to cease and desist all such infringing activity, filing a complaint and/or instituting an action or a lawsuit for any known or suspected third party activity that may infringe the Licensed Patents (each an “Action”), and, in furtherance of such right, UTRF hereby agrees that LICENSEE may include UTRF as a party plaintiff in any such suit, without expense to UTRF. In the event LICENSEE commences an Action, UTRF shall retain the right, at its own expense, to join such Action as a co-litigant.

(b)                                 Should LICENSEE fail to commence and pursue any particular Action, then UTRF may commence, at its sole cost and expense, such Action as UTRF deems appropriate, provided that:

i.                                          UTRF gives LICENSEE a written [***] notice of its intention to initiate such Action; and

ii.                                       LICENSEE fails to initiate said suggested Action within said [***] notice period.

iii.                                    LICENSEE shall retain the right to join such Action as a co-litigant.

8.2                               Cooperation: Upon the request of the party that institutes an Action (the “Instituting Party”), the other party (the “Co-Party”) shall:

(a)                                 Join any such Action as a necessary party; and

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)                                 Use its commercially reasonable efforts to assist and cooperate with the Instituting Party in such Action.

The Instituting Party shall reimburse the Co-Party for any reasonable and pre-approved costs related to such assistance and cooperation.

8.3                               Recovery of Damages: After reimbursement of the parties’ previously unreimbursed out-of-pocket expenses of such Action or any previous Action, including attorney’s fees and other out of pocket costs associated with the Action, [***] of any remaining recovery of damages resulting from any Action shall be given to the Instituting Party, and [***] to the Co-Party; provided that if the damage award is identified by judgment of the court or in a settlement in such suit as compensating Licensee for loss of sales revenue for Licensed Product on account of such Third Party’s unlicensed or illegal actions, in which event (instead of dividing the remaining balance between the Parties as stated in the preceding sentence), Licensee shall pay to UTRF an amount equal to the lesser of: (i) [***] the remaining balance; or (ii) [***] of the equivalent of the lost Net Sales upon which such judgment or settlement award is based, and GTx shall retain the rest.

8.4                               Declaratory Judgment Action: In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the Licensed Patents shall be brought against UTRF, LICENSEE may, within [***] of LICENSEE’s receipt of notice regarding such action and with the written consent of UTRF which shall not be unreasonably withheld, intervene and take over the sole defense of the action against UTRF at LICENSEE’s own expense, provided that LICENSEE may not enter into a consent judgment acknowledging the invalidity or noninfringement of any of the Licensed Patents or an admission of fault or of wrongdoing or that materially affects the rights of UTRF hereunder without the prior written approval of UTRF, which approval shall not be unreasonably withheld.

8.5                               Notice and Settlement: The Instituting Party shall reasonably notify the Co-Party of the course of any Action and shall not settle any Action without prior approval of the Co-Party (i) during the Term if such settlement contains an admission of the invalidity of any Licensed Patents or (ii) either during or after the Term if such settlement contains an admission of fault or wrongdoing or materially affects the rights of the Co-Party hereunder.

ARTICLE 9.  INDEMNIFICATION; INSURANCE; REPRESENTATIONS; DISCLAIMER OF WARRANTIES

9.1                               Indemnification: In the event that UTRF, UT, any of their trustees, directors, officers, or employees (each an “Indemnified Party”) is, as a result of the manufacture, marketing, use, sale, lease, or import of Licensed Products under this Agreement, charged with infringement of a patent by a third party or is made a party in any lawsuit arising out of the manufacture, marketing, use, sale, lease, or import of Licensed Products under this Agreement, excluding, however, any such action resulting from the use of any Licensed Patent or Licensed Product by UT or its employees pursuant to Section 2.2(b) hereof, or any Sublicense (including, without limitation, actions founded on product liability), LICENSEE shall:

(a)                                 Defend or settle, at LICENSEE’s expense, any such claim of infringement or lawsuit, provided that LICENSEE shall not enter into any such settlement (i) without the prior approval of UTRF if such settlement contains an admission of the invalidity of any Licensed Patent or materially affects the rights of UTRF hereunder; or (ii) without the prior approval of the Indemnified Party(ies) if such settlement contains an admission of fault or wrongdoing on the part of such Indemnified Party(ies);

(b)                                 Indemnify and hold the Indemnified Party(ies) harmless for any and all damages, losses, liability, and costs resulting from such charge of infringement or lawsuit except for damages, losses, liability, or costs resulting solely from the willful misconduct or misrepresentation by UTRF, UT, or their respective trustees, directors, officers, or employees, as adjudicated by decision of a court of competent jurisdiction, unappealable or unappealed within the time provided by law.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.2                               Insurance: During the Term beginning with the date of the first commercial manufacture, sale, or import of a Licensed Product, LICENSEE shall obtain and carry in full force and effect commercial, general liability insurance which shall cover LICENSEE and the Indemnified Parties with respect to events covered by Article 9.1 above. LICENSEE shall provide UTRF and University with Certificates of Insurance. Such insurance shall:

(a)                                 Be written by a reputable insurance company authorized to do business in the State of Tennessee;

(b)                                 List UT and UTRF as additional insureds;

(c)                                  Be endorsed to include product liability coverage;

(d)                                 Require [***] written notice to be given to UTRF and UT before any cancellation or material change thereof; and

(e)                                  Have a limit of not less than $[***] per occurrence with an aggregate of $[***] for property damage, personal injury or death.

9.3                               Representations: Each party represents that:

(a)                                 It is authorized to enter into this Agreement;

(b)                                 Entering into this Agreement does not and will not create a conflict with or breach of the terms of any other agreement to which it is a party; and

(c)                                  All rights exercised and obligations undertaken in connection with this Agreement will comply with all applicable foreign, federal, state, and local laws and regulations.

(d)                                 UTRF represents and warrants that to the best of its actual knowledge as of the Effective Date, it has fully complied and will fully comply with the requirements, to the extent applicable, of 35 U.S.C. § 200 et seq. and all implementing regulations, to the extent applicable, that are necessary to perfect title to the Licensed Patents.

9.4                               Disclaimer of Warranties: EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, UTRF, ITS DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. IN NO EVENT SHALL UTRF, UT, OR THEIR RESPECTIVE TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES OR AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER UTRF OR UT SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS:

(a)                                 A REPRESENTATION MADE OR WARRANTY GIVEN BY UTRF THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY;

(b)                                 A REPRESENTATION MADE OR WARRANTY GIVEN BY UTRF AS TO THE VALIDITY OR SCOPE OF THE LICENSED PATENTS;

(c)                                  A REPRESENTATION MADE OR WARRANTY GIVEN BY UTRF THAT ANY PATENT APPLICATION INCLUDED IN THE LICENSED PATENTS WILL ULTIMATELY ISSUE AS A PATENT;

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)                                 A REQUIREMENT THAT UTRF SHALL BE RESPONSIBLE FOR THE EXPENSES OF FILING OR PROSECUTING ANY PATENT APPLICATION OR MAINTAINING ANY ISSUED PATENT IN FORCE;

(e)                                  AN OBLIGATION ON THE PART OF UTRF TO BRING OR PROSECUTE ACTIONS OR SUITS AGAINST THIRD PARTIES FOR INFRINGEMENT OF THE LICENSED PATENTS OR FOR UNAUTHORIZED USE OF KNOW-HOW;

(f)                                   AN OBLIGATION ON THE PART OF UTRF TO DEFEND ANY ACTION OR SUIT BROUGHT BY ANY THIRD PARTY;

(g)                                 A REPRESENTATION MADE OR WARRANTY GIVEN BY UTRF AS TO THE SAFETY, RELIABILITY OR EFFICACY OF THE LICENSED PRODUCTS;

(h)                                 A REPRESENTATION MADE OR WARRANTY GIVEN BY UTRF THAT ANY KNOW-HOW IS SECRET OR CONFIDENTIAL;

(i)                                    AN OBLIGATION ON THE PART OF UTRF TO TAKE ANY ACTION TO PREVENT THE DISCLOSURE OF THE LICENSED PATENTS BY UT, ITS EMPLOYEES OR ANY THIRD PARTY; OR

(j)                                    A REPRESENTATION MADE OR WARRANTY GIVEN BY UTRF THAT ANY OF THE INVENTORS WILL AGREE TO PROVIDE TECHNICAL ASSISTANCE OR CONSULTATION TO LICENSEE, OR THAT SUCH TECHNICAL ASSISTANCE OR CONSULTATION, IF PROVIDED, WOULD BE SUFFICIENT TO ENABLE LICENSEE TO SUCCESSFULLY EXPLOIT THE LICENSED PATENTS.

ARTICLE 10. EXPORT CONTROLS

10.1                        Limitations: LICENSEE hereby agrees that it will not sell, transfer, export or re-export any Licensed Products or Licensed Patents:

(a)                                 In any form, or any direct products thereof, except in compliance with all applicable laws, including the export laws of any U.S. Government agency and any regulations thereunder; and

(b)                                 To any persons or any entities with regard to which there exist grounds to suspect or believe that they are violating applicable laws, including export laws of any U.S. Government agency.

10.2                        Responsibilities: LICENSEE shall be solely responsible for obtaining all licenses, permits or authorizations required from the U.S. and any other government for any such export or re-export.

ARTICLE 11. NON-USE OF NAMES

11.1                        LICENSEE shall not use the names or trademarks of UTRF, of UT, nor any adaptation thereof, nor the names of any of their employees, directors, trustees, or any UT Contributor in any advertising, promotional or sales literature without prior written consent obtained from UTRF, UT, or said employee, director, trustee, or UT Contributor, in each case, except that LICENSEE may state that it is licensed by UTRF under one or more of the patents and/or patent applications comprising the Licensed Patents.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.2                        UTRF shall not use the names or trademarks of LICENSEE, nor any adaptation thereof, nor the names of any employee of LICENSEE, in any advertising, promotional, sales or other literature without prior written consent obtained from LICENSEE, or said employee, in each case, except that UTRF may state that it has licensed one or more of the patents and/or applications comprising the Licensed Patents to LICENSEE.

ARTICLE 12. CONFIDENTIALITY

12.1                        Disclosure of Agreement: Nothing herein shall preclude a Party from disclosing the existence of this Agreement and the general scope of the license granted hereunder. UTRF shall have the right to disclose financial and other information concerning this Agreement (a) to UT Contributors, UT, the State of Tennessee, and to the United States government and any agency, laboratory, and contractor thereof; and (b) in anonymized form to third parties for academic, research, and database purposes provided that in so doing, UTRF does not disclose any of LICENSEE’s Confidential Information (defined below) or identify LICENSEE, its Affiliates, Sublicensees, employees, directors, or agents. LICENSEE shall have the right to disclose this Agreement to potential investors and in seeking corporate partnerships, including the economic terms included herein. Except as set forth herein, neither Party shall otherwise disclose the economic terms of this Agreement without the written consent of the other Party.

12.2                        Confidential Information: Subject to the exceptions set forth herein, all information or material disclosed pursuant to this Agreement and/or related to the Licensed Patents shall be confidential (“Confidential Information”). The Recipient of Confidential Information (“Receiving Party”) agrees to hold in confidence, and not to distribute or disseminate to any person or entity, for any reason for a period of ten (10) years after receipt, any Confidential Information received under or relating to this Agreement from the other Party (“Providing Party”), except for Confidential Information which:

(a)                                 was known or used by the Receiving Party prior to the date of disclosure to the Receiving Party as evidenced by written records; or

(b)                                 either before or after the date of disclosure is lawfully disclosed to the Receiving Party by sources other than the Providing Party which are rightfully in possession of the Confidential Information and not subject to any obligation of confidentiality, as evidenced by written records; or

(c)                                  either before or after the date of disclosure to the Receiving Party becomes generally known to the public, through no fault or omission on the part of the Receiving Party; or

(d)                                 is independently developed by or for the Receiving Party without reference to, knowledge of, or reliance upon the Confidential Information as evidenced by written records; or

(e)                                  is required to be disclosed by the Receiving Party to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, provided that the Receiving Party provides prior written notice of such disclosure to the Providing Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure, provided that specific information shall not be deemed to be within any of these exclusions merely because it is embraced by more general information falling with these exclusions.

All information concerning Licensed Patents shall be deemed Confidential Information of UTRF. Disclosures of Confidential Information to LICENSEE, including, without limitation, disclosures that are made to LICENSEE by UT Contributors, shall be deemed, for purposes of this Article, to be disclosures made by UTRF.

12.3                        Disclosure to Counsel: The Parties agree that counsel of the parties may receive Confidential Information.

ARTICLE 13. ASSIGNMENT

13.1                        This Agreement shall be binding upon and shall inure to the benefit of UTRF and its assigns and successors, and shall be binding upon and shall inure to the benefit of LICENSEE and its assigns provided that LICENSEE obtains

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

prior written approval from UTRF for any assignment of this Agreement to a third party, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, no prior written approval from UTRF shall be required for any assignment of this Agreement by LICENSEE to (i) an Affiliate of LICENSEE (or any entity into which LICENSEE shall have been merged or consolidated, provided more than 50% of such merged or consolidated entity is owned by shareholders holding more than 50% of LICENSEE immediately prior to such merger or consolidation), or (ii) a Third Party which acquires all or substantially all of LICENSEE’s assets or a Controlling interest in the business to which this Agreement relates if, but only if, the Third Party can reasonably demonstrate a financial net worth or market cap equal to or better than the financial net worth of LICENSEE existing prior to the acquisition, but not less than a net worth of [***] or a market cap of [***]. LICENSEE’s right to assign the rights granted to LICENSEE under this Agreement shall be further conditioned upon the following:

(a)                                 The assignee shall first agree in writing to be bound by all the provisions of this Agreement in the same manner as LICENSEE is bound;

(b)                                 No assignment shall relieve LICENSEE of any obligations which have matured prior to the date of Assignment.

(c)                                  This Agreement is in effect and LICENSEE is not in breach of its obligations under this Agreement; and

(d)                                 No further assignment shall be permitted by the assignee without the prior written approval of UTRF.

(e)                                  LICENSEE shall forward any such assignment document(s) to UTRF within [***] after execution.

13.2                        Failure to Conform to this Article: Any attempt to assign the rights granted to LICENSEE under this Agreement that fails to fulfill any of the terms of this Article in any way shall make said attempt voidable at UTRF’s sole discretion. Said failure will constitute a material breach of this Agreement subject to the termination provisions of Article 14 of this Agreement.

ARTICLE 14. TERM AND TERMINATION

14.1                        Term. This Agreement shall take effect upon the Effective Date, and unless earlier terminated pursuant to the provisions of this Article 14, shall continue in full force and effect on a country-by-country basis in each country in which a Valid Claim for any Licensed Patent shall continue to exist, until the last Valid Claim for any Licensed Patent shall expire in the country, at which time this Agreement shall expire as to such country (“Term”). After expiration of the Term in a country, LICENSEE shall have a perpetual, fully paid, royalty-free license to the Licensed Patents in such country, such license being of no greater scope than that granted hereunder. LICENSEE shall continue to be obligated to pay (i) Running Royalties on account of Licensed Product sold in any country for which the Term shall not have expired; and (ii) Sublicense Royalties on Sublicense Revenue generated under any Sublicense that includes a grant of rights in any country for which the Term shall not have expired; and (iii) the Annual Maintenance Fee for as long as there is at least one country for which the Term shall not have expired.

14.2                        Failure to Carry on LICENSEE’s Business: If LICENSEE shall be adjudicated by a court of competent jurisdiction to be insolvent or is dissolved or declared bankrupt or is placed in receivership pursuant to proceedings directed against LICENSEE declaring bankruptcy or insolvency, this Agreement shall terminate immediately, unless UTRF, after being informed of the same, elects to the contrary.

14.3                        LICENSEE’S Failure to Achieve Diligence Milestones: If LICENSEE fails to meet any Diligence Milestone within the required time period, UTRF shall have the right to terminate this Agreement upon [***] written notice to LICENSEE, during which time the failure to meet any Diligence Milestone may be cured.

14.4                        LICENSEE’s Failure to Make Payment: Should LICENSEE fail to pay UTRF any payment due and payable under this Agreement, UTRF shall have the right to terminate this Agreement on [***] prior written notice, unless LICENSEE pays UTRF, within [***] after LICENSEE’s receipt of such notice, all such overdue payments along with

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

interest due and payable. Upon the expiration of the [***] period, if LICENSEE shall not have paid all such payments along with interest due and payable, the rights, privileges and License granted hereunder shall terminate.

14.5                        LICENSEE’s Material Breach: Upon any material breach or default of this Agreement by LICENSEE, other than those occurrences set out in Articles 14.2 and 14.4 above, which shall always take precedence in that order over any material breach or default referred to in this Article 14.5, LICENSEE shall have [***]after the receiving of written notice of such default by UTRF to correct such default (or in the case of a default described in Article 14.3, [***]). If such default is not corrected within the said cure period, UTRF shall have the right, at its option, to terminate this Agreement. The failure of UTRF to exercise such right of termination for non-payment of royalties or otherwise shall not be deemed to be a waiver of any right UTRF might have, nor shall such failure preclude UTRF from exercising or enforcing said right upon any subsequent breach or default by LICENSEE.

14.6                        Multiple Failures by LICENSEE to Make Payment: UTRF may also terminate this Agreement upon the occurrence of the [***] failure by LICENSEE within any consecutive [***] period for failure to make any payment under this Agreement when due, regardless of LICENSEE’s cure of the failures under Article 14.4 above.

14.7                        Notice to Sublicensees. At such time as UTRF shall provide notice to Licensee of its failure to make payment or of any other material breach hereunder, UTRF agrees to provide similar notice of such breach to any Sublicensee of which it has been properly notified hereunder, and UTRF agrees that a Sublicensee shall have the right to cure the default to the same extent Licensee is provided such right hereunder, provided that any failure on the part of UTRF to provide any such notice to a Sublicensee shall not be deemed to be a default on the part of UTRF under this Agreement.

14.8                        LICENSEE’s Right to Terminate: LICENSEE shall have the right to terminate this Agreement:

(a)                                 On [***] written notice in the event that UTRF is in material breach or default of this Agreement and fails to cure such breach or default within [***] after UTRF’s receipt of such notice; or

(b)                                 At any time on [***] written notice to UTRF, provided that LICENSEE has paid all amounts due UTRF through the effective date of the termination.

14.9                        Surviving Obligations: Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. In addition, if the Agreement has been terminated for a reason other than breach on the part of LICENSEE, then LICENSEE (and any Sublicensee not then in default) may, after the effective date of such termination, sell all Licensed Products and complete Licensed Products in the process of manufacture at the time of such termination and sell the same, provided that LICENSEE shall pay to UTRF the royalties thereon as required by Article 5 of this Agreement and shall submit the reports required by Article 6 on the sales of Licensed Products.

14.10                 Effect on Sublicensees: Upon termination of this Agreement for any reason, any Sublicensee not then in default shall have the right to assume the rights of Licensee hereunder, subject to the prior written consent of UTRF, which shall not be unreasonably withheld.

ARTICLE 15. DISPUTE RESOLUTION

15.1                        Arbitration: Any Dispute in connection with this Agreement shall be resolved by final and binding arbitration in Memphis, Tennessee under the rules of the American Arbitration Association.

(a)                                 Limitations: The arbitrator(s) shall not have the power to take any action in derogation of the clear intent of the parties or to award punitive damages.

(b)                                 Enforcement: Any award rendered in such arbitration may be enforced by either party in the courts of the State of Tennessee or in the United States District Court for the Western District of Tennessee, to whose jurisdiction for such purposes UTRF and LICENSEE each hereby irrevocably consents and submits.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.2                        Temporary Restraining Orders and Preliminary Injunctions: Notwithstanding the foregoing, either party shall have the right to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm.

15.3                        Non-Waiver: Nothing in this Article shall be construed to waive the timely performance of any obligations existing under this Agreement.

ARTICLE 16. PAYMENTS, NOTICES, AND OTHER COMMUNICATIONS

16.1                        Any payment, notice or other communication required or permitted hereunder (hereinafter “notice”) shall be in writing and shall be hand-delivered, sent by overnight courier, mailed by certified United States mail, return receipt requested, or sent by email, to the address(es) given below or to such other address(es) as the parties may hereafter specify in writing. Notice shall be deemed given and received five (5) days after being deposited with the U.S. Postal Service certified mail postage prepaid, or if notice is hand-delivered or sent by overnight courier, upon the date of actual delivery, or if sent by email, upon the date the receiving party acknowledges receipt in writing, by email or otherwise.

UTRF:

If notice is given by means other than email, to:

University of Tennessee Research Foundation

910 Madison Avenue, Suite 827

Memphis, Tennessee, 38163 U.S.A.

Attn:                  Vice-President

If notice is given by email, to:

[***]

LICENSEE:

If notice is given by means other than email, to:

GTx, Inc.

175 Toyota Plaza, 7th floor,

Memphis, Tennessee 38103

Attn: CEO

With copy to:

GTx, Inc.

175 Toyota Plaza, 7th floor,

Memphis, Tennessee 38103

Attn: [***]

If notice is given by email, to:

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 17. PUBLICATIONS

17.1                        University Rights to Publish Licensed Patents: LICENSEE recognizes that under UTRF and UT policy, the results of a University research project must be publishable and agrees that researchers engaged in such research shall have the right, with regard to the Licensed Patents, to present at symposia, professional meetings and to publish in journals, theses or dissertations, or otherwise of their own choosing (“Publication”), unless UT, UTRF and LICENSEE agree to more restrictive terms in a sponsored research agreement. UTRF agrees that it shall provide to GTx a copy of such Publication, promptly upon receipt and in the manner and form in which received in order that GTx may review the Publication to identify and protect any Confidential Information of GTx that may be contained therein and to allow for the preparation and filing of a patent application by GTx or Sublicensees. UTRF shall not be deemed in breach or default of this Agreement merely due to a Publication that UTRF does not receive prior to publication.

ARTICLE 18. MISCELLANEOUS PROVISIONS

18.1                        This Agreement is entered into in the State of Tennessee and shall be construed, governed, interpreted and applied in accordance with the laws of the State of Tennessee without giving effect to any conflict of law provisions thereof.

18.2                        The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

18.3                        The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

18.4                        The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and duly executed this Agreement the day and year set forth below.

GTx, Inc. (“LICENSEE”)		UNIVERSITY OF TENNESSEE RESEARCH FOUNDATION (“UTRF”)

By:	/s/ Henry P. Doggrell	By:	/s/ Richard Magid

Name:	Henry P. Doggrell	Name:	Richard Magid, Ph.D.

Title:	Vice President, Chief Legal Officer	Title:	Vice President

Date:	March 6, 2015	Date:	March 6, 2015

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX A to LICENSE AGREEMENT between

UNIVERSITY OF TENNESSEE RESEARCH FOUNDATION

and GTx, Inc.

LICENSED PATENTS

1.              INSERT PATENTS AND APPLICATIONS.  [***] United States provisional applications are being drafted and will be inserted into this Appendix A upon their filing.  These provisional applications will be directed to subject matter related to the “Invention Disclosure” as defined in Section 1.7.

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.